As filed with the Securities and Exchange Commission on June 15, 2011.
Registration No. 333- ____________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MOLINA HEALTHCARE, INC.
(Exact name of Registrant as specified in its charter)

Delaware	13-4204626
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

200 Oceangate, Suite 100
Long Beach, California	90802
(Address of Principal Executive Offices)	(Zip Code)
MOLINA HEALTHCARE, INC.
2011 EQUITY INCENTIVE PLAN
AND
2011 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plans)
Jeff D. Barlow, Esq.
Senior Vice President-General Counsel and Secretary
Molina Healthcare, Inc.
300 University Avenue, Ste. 100
Sacramento, California 95825
(Name and address of agent for service)
(916) 646-9193
(Telephone number, including area code, of agent for service)

Copy to:
Iain Mickle, Esq.
Boutin Jones Inc.
555 Capitol Mall, Suite 1500
Sacramento, California 95814
(916) 321-4444
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
	Amount to be	offering price per	aggregate offering	Amount of
Title of securities to be registered	registered(1)	share(2)	price(2)	registration fee
Common Stock, par value $0.001 per share, issuable under the Molina Healthcare, Inc. 2011 Equity Incentive Plan	4,500,000	$ 26.07	$ 117,315,000	$ 13,620.27
Common Stock, par value $0.001 per share, issuable upon purchase of shares to be issued under the Molina Healthcare, Inc. 2011 Employee Stock Purchase Plan	3,000,000	$ 26.07	$ 78,210,000	$ 9,080.18
Total	7,500,000		$ 195,525,000	$ 22,700.45

(1)	In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 shall also cover any additional shares of the Registrant’s common stock that become issuable under the plans by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of the Registrant’s common stock.

(2)	Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act. The price per share and aggregate offering price are calculated on the basis of the average of the high and low sale prices of the Registrant’s common stock on the New York Stock Exchange on June 9, 2011 in accordance with Rule 457(c) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:
1.	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2010, filed March 8, 2011.
2.	The Registrant’s Proxy Statement on Schedule 14A related to the Registrant’s Annual Meeting of Stockholders held on April 27, 2011, filed on March 23, 2011.
3.	The Registrant’s Quarterly Report on Form 10-Q for the first quarter ended March 31, 2011, filed May 9, 2011.
4.	The Registrant’s Current Reports on Form 8-K, filed January 5, 2011, February 18, 2011, February 23, 2011, April 27, 2011, and May 2, 2011 (each except with respect to those items furnished but not filed).
5.	That portion of the Registrant’s Current Report on Form 8-K, filed June 10, 2011, reporting that on June 9, 2011, the Registrant’s fiscal intermediary subsidiary, Molina Medicaid Solutions, received a Notice of Intent to Award from the Louisiana Office of State Purchasing, stating that the state of Louisiana intends to award the contract for a replacement Medicaid Management Information System to the firm of Client Network Services Inc. and not to Molina Medicaid Solutions.
6.	The description of the Registrant’s Common Stock contained in its Form S-1 Registration Statement, filed December 30, 2002, under file number 333-102268, as amended, including any amendment or report filed for the purpose of updating such information.
     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents, except for the documents, or portions thereof, that are “furnished” rather than filed with the Commission. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Mr. Jeffrey D. Barlow, Esq., who is giving an opinion on the validity of the securities being registered, is Senior Vice President — General Counsel and Secretary for the Registrant and holds Common Stock of the Registrant and equity compensation awards with respect to Common Stock of the Registrant. He is eligible to participate in the 2011 Equity Incentive Plan and the 2011 Employee Stock Purchase Plan.
Item 6. Indemnification of Directors and Officers.
     As permitted by Section 145 of the Delaware General Corporation Law, the Registrant’s certificate of incorporation and bylaws provide that the Registrant shall indemnify its directors, officers, employees, and agents to the full extent permitted by the Delaware General Corporation Law, including in circumstances in which indemnification is otherwise discretionary under Delaware law.
     In addition, the Registrant has entered into separate indemnification agreements with its directors, officers, and certain employees which require the Registrant, among other things, to indemnify them against certain liabilities which may arise by reason of their status as directors, officers, or other employees, as applicable. The Registrant also maintains director and officer liability insurance that insures directors and officers of the Registrant against certain liabilities.
     These indemnification provisions and the indemnification agreements entered into between the Registrant and its officers, directors, and certain employees may be sufficiently broad to permit indemnification of the Registrant’s officers, directors, and such employees for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.
Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.
     Reference is made to the Index to Exhibits.
Item 9. Undertakings.
     (a) The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to the information in the Registration Statement;
     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Long Beach, State of California, on the 15th day of June, 2011.

MOLINA HEALTHCARE, INC.
By:	/s/ Joseph M. Molina, M.D.
Joseph M. Molina, M.D.,
Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY
     Each person whose signature appears below hereby constitutes and appoints Joseph M. Molina, M.D., his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and additions to this registration statement on Form S-8, and to file any such amendments, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph M. Molina, M.D. Joseph M. Molina, M.D.	Director, Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)	June 15, 2011

/s/ John C. Molina John C. Molina	Director, Chief Financial Officer and Treasurer (Principal Financial Officer)	June 15, 2011

/s/ Joseph W. White Joseph W. White	Chief Accounting Officer (Principal Accounting Officer)	June 15, 2011

/s/ Charles Z. Fedak Charles Z. Fedak	Director	June 15, 2011

/s/ Frank E. Murray, M.D. Frank E. Murray, M.D.	Director	June 15, 2011

/s/ Steven J. Orlando Steven J. Orlando	Director	June 15, 2011

/s/ Sally K. Richardson Sally K. Richardson	Director	June 15, 2011

/s/ Ronna E. Romney Ronna E. Romney	Director	June 15, 2011

/s/ John P. Szabo, Jr. John P. Szabo, Jr.	Director	June 15, 2011

INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibit
4.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to Registrant’s Registration Statement on Form S-1 (Number 333-102268), as amended).

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to Registrant’s Form 8-K filed February 17, 2009).

4.3	Form of share certificate for common stock (incorporated by reference to Exhibit 3.5 to Registrant’s Registration Statement on Form S-1 (Number 333-102268), as amended).

5.1	Opinion of Molina Healthcare, Inc. General Counsel

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Molina Healthcare, Inc. General Counsel (included in Exhibit 5.1).

24.1	Powers of Attorney (included on signature page).

99.1	2011 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to Registrant’s Form 8-K filed on May 2, 2011)

99.2	2011 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.2 to Registrant’s Form 8-K filed on May 2, 2011).